Exhibit 99

HARBOR FLORIDA BANCSHARES ANNOUNCES RETIREMENT OF DIRECTOR RICHARD V. NEILL

For Immediate Release: January 31, 2006

Ft. Pierce, FL – Harbor Florida Bancshares, Inc. HARB, the holding company for Harbor Federal Savings Bank, announced today that Director Richard V. Neill has retired in accordance with the Company’s policies on Director retirement, after six years of service. At the January 27, 2006 Annual Stockholders’ Meeting, Harbor’s CEO, Mike Brown, Sr., thanked Mr. Neill for his leadership and guidance and contributions to the Company’s success.

P. Allen Osteen, a local businessman and resident of Indian River County, was elected by shareholders to a three-year term to fill the vacancy created by Mr. Neill’s retirement.   Current Directors, Richard N. Bird and Frank H. Fee, III were each re-elected by shareholders for three-year terms.

CONTACT: Michael J. Brown, CEO, (772) 460-7000; Mike Callahan, CFO, (772) 460-7009; or Toni Santiuste, Investor Relations, (772)-460-7002; http://www.harborfederal.com.